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ASHFORD HOSPITALITY TRUST
Ashford Prime Spin-Off Conference Call
June 17, 2013
4:00 p.m. Central

Introductory Comments – Scott Eckstein

Good day, everyone, and welcome to Ashford Hospitality Trust’s conference call to discuss the recent announcement regarding the spin-off of Ashford Hospitality Prime, Inc. On the call today will be Monty Bennett, Chairman and Chief Executive Officer, and Douglas Kessler, President. Notice of the accessibility of this conference call on a listen-only basis over the Internet was distributed earlier this afternoon in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous assumptions, uncertainties, and known or unknown risks, which could cause actual results to differ materially from those anticipated. These risk factors are more fully discussed in the section entitled "Risk Factors" in Ashford's Registration Statement on Form S-3 and other filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s press release, which has been filed on Form 8-K with the SEC, and may also be accessed through the Company’s website at www.AHTREIT.com. Each listener is encouraged to review those reconciliations provided in the press release together with all other information provided in the release.

I will now turn the call over to Monty Bennett. Please go ahead sir.

Overview - Monty Bennett
Thank you and good afternoon. As we announced in our press release earlier today, the Board of Directors of Ashford Hospitality Trust has approved a plan to spin-off an 80% ownership interest in an 8-hotel portfolio, totaling 3,146 rooms, or 2,912 owned rooms, to holders of Ashford Trust common stock in the form of a taxable special dividend. The dividend is expected to be comprised of common stock in Ashford Hospitality Prime, Inc., a newly formed company to which Ashford Trust plans to transfer the portfolio interests. This distribution is expected to be made on a pro rata basis to holders of Ashford Trust common stock as of the distribution record date. The distribution is expected to take place

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toward the end of the third quarter. Ashford Prime is expected to qualify as a real estate investment trust for federal income tax purposes, and intends to file an application to list its shares of common stock on the New York Stock Exchange, under the symbol “AHP.”
The history of this transaction dates back to a little over a year ago, when we started including in our presentations the concept of looking at our company as two portfolios, portfolio A and portfolio B. That illustration was based on a high leverage portfolio and a lower leverage portfolio, which led us to thinking about our company in terms of the relative imbedded value of each component of our portfolio. We have been constantly searching for ways to maximize stockholder value given our close alignment with shareholders due to our significant insider ownership. For example, over the past year, we have made a concerted effort to improve our transparency and communications with the investor and analyst community regarding our historical total stockholder return, our debt management strategy, and asset performance by debt pool. The board analyzed several different options to maximize stockholder value, and ultimately determined that a spin-off of Ashford Prime was in the best interests of the Company and its shareholders.
Ashford Prime will have a focused strategy to invest primarily in high RevPAR hotels located predominantly in domestic and international gateway markets. The initial portfolio will consist of eight hotels with 2,912 owned rooms. The initial eight hotels are the Hilton La Jolla Torrey Pines, Capital Hilton in Washington, D.C., Marriott Plano Legacy Town Center, Seattle Marriott Waterfront, Courtyard San Francisco Downtown, Courtyard Seattle Downtown, Courtyard Philadelphia Downtown, and the Renaissance Tampa International Plaza. The high quality of the Ashford Prime portfolio, as well as the focused investment strategy and targeted lower leverage profile, have been designed with the goal to make Ashford Prime attractive to a broad range of investors and to capitalize on hotel investment opportunities to further enhance stockholder returns.
Ashford Prime will distinguish itself from Ashford Trust based on a more conservative capital structure, and a focus on higher RevPAR hotels located in both domestic and international markets. Ashford Prime will be externally advised by Ashford Hospitality Advisors LLC, which will be a subsidiary of Ashford Trust, pursuant to an advisory agreement. Ashford Trust’s operating partnership will retain a 20% ownership interest in Ashford Prime’s operating partnership. For the year ended December 31, 2012, the initial Ashford Prime hotels had RevPAR of $140, total revenues of $221.2 million, and Hotel EBITDA of $73.0 million. As of March 31, 2013, the initial portfolio also had total debt of $628 million and no debt maturities until 2017. Turning to Ashford Trust, the post-spin-off portfolio will look very similar to how it looks today. Ashford Trust will have 115 hotels with a 2012 RevPAR of approximately $95, which is only $4 less than the portfolio RevPAR pre-spin-off. Also, the leverage level for Ashford Trust will reduce slightly post-spin-off.
The rationale for the spin-off transaction is as follows. First, the creation of two focused companies creates investment strategy clarity. After the separation, Ashford Prime will focus primarily on luxury, upper-upscale, and upscale hotels anticipated to generate RevPAR at least twice the national average, currently approximately $130 and higher. Ashford Trust will continue to focus on all segments of the hospitality industry, with RevPAR criteria outside the Ashford Prime investment focus, and all levels of the capital structure. Second,

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the creation of two companies has the potential for a higher aggregate market value for stockholders. The separation will enable potential investors and the financial community to evaluate the performance of each company separately, which may result in a higher aggregate market value than the value of the existing combined company. Third, tailored capital structures are generally more efficient. Each company will have the flexibility to create a capital structure designed for its strategic goals and consistent with its stockholders’ interests. In addition, these tailored capital structures should facilitate each company’s ability to grow through acquisitions and strategic alliances, possibly using units of the operating partnerships as currency. Fourth, Ashford Prime emphasize a low-leverage capital structure over time, with a target net debt and preferred equity / EBITDA level of 5.0x or lower. This will differentiate it from Ashford Trust and should allow it to also capitalize on favorable acquisition and investment opportunities. Lastly, Ashford Prime should have a lower cost of capital, which should allow it to pursue opportunities that Ashford Trust is unable to pursue at this time.
One of the important aspects of this transaction that should facilitate Ashford Prime’s growth is that Ashford Prime will have agreements in place with Ashford Trust regarding future acquisition opportunities. Ashford Prime will have options to buy the Pier House Resort and the Crystal Gateway Marriott and will have a right of first offer on twelve hotels in the Ashford Trust portfolio that meet its investment guidelines should Ashford Trust decide to sell any of those hotels. These agreements position Ashford Prime for growth and provide a dedicated pipeline.
Ashford Prime will continue to be managed by the current Ashford Trust management team under an advisory agreement that has been structured to ensure close management alignment with shareholders. While Ashford Prime will be externally advised, it will have a corporate governance and management structure that we believe is materially more shareholder friendly than a typical internally advised company.
We are excited to announce this spin-off transaction of Ashford Prime and we look forward to the opportunities this spin-off could provide. We will continue to pursue the same aggressive asset management and disciplined capital allocation program for Ashford Prime that we have employed at Ashford Trust. Additionally, the Ashford Trust portfolio continues to offer stockholders the same opportunistic approach that we’ve implemented for the past decade. Further, we believe Ashford Prime and Ashford Trust will both be well positioned to grow through acquisitions and capitalize on the attractive industry fundamentals we expect to experience for the next several years.
Now I’d like to turn the call over to Douglas to discuss the transaction in more detail.

Transaction Detail - Douglas Kessler

Thank you Monty. Throughout our decade long history as a public REIT, we have analyzed and diligently pursued strategies to create stockholder value. Our management team and board are convinced this spin-off is value enhancing.

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First, Ashford Prime will be well positioned for growth. Not only is the initial portfolio located in markets with favorable growth characteristics, but Ashford Prime will also target a low leverage capital structure that should enable it to better access the equity and debt capital markets. Ashford Prime will uniquely benefit, compared to its lodging REIT peers, from a built-in pipeline of deals due to the agreements in place with Ashford Trust to potentially fuel its external growth going forward. Regarding the option agreements on the Pier House and the Crystal Gateway Marriott, Ashford Prime will have the right to exercise the Crystal Gateway Marriott option, after a 6-month lock-out, for a period of twelve months, and the Pier House Resort option for a period of 18 months after the date of the spin-off distribution. The 697-room Crystal Gateway Marriott is located in Crystal City, VA, just outside Washington, D.C. The purchase price for the Crystal Gateway Marriott will be determined based on fair market value at the time of acquisition determined by an independent appraiser. If Ashford Prime exercises the option to acquire the Crystal Gateway Marriott, the purchase price will be payable in the form of operating partnership units. The Pier House Resort is a 142-room luxury hotel located in Key West, FL that was recently acquired by Ashford Trust. During the first six months of the option period, the purchase price for the Pier House Resort will be Ashford’s Trust actual acquisition price plus closing costs of approximately $90.6 million plus any owner-funded capital expenditures prior to the closing of the acquisition. If Ashford Prime exercises the option to acquire the Pier House Resort, the purchase price will be payable in either cash or operating partnership units of Ashford Prime’s operating partnership, at Ashford Trust’s election.

Ashford Trust will also enter into a right of first offer, or ROFO, agreement with Ashford Prime regarding twelve hotels currently owned by Ashford Trust that satisfy the investment criteria of Ashford Prime. The right of first offer will give Ashford Prime the first right to acquire each of the ROFO hotels to the extent the board of directors of Ashford Trust determines it is appropriate to market and sell the ROFO hotels, subject to certain prior rights granted to the hotel managers and limitations on hotels that are held in a joint venture.

Second, Ashford Prime will also continue to be managed by this management team, which has a proven track record of delivering superior returns. Prior to the distribution of Ashford Prime common stock to Ashford Trust stockholders, Ashford Prime will enter into an advisory agreement with Ashford Advisors. This agreement will require Ashford Advisors to manage the day-to-day operations of Ashford Prime in conformity with its investment guidelines. This advisory agreement was thoughtfully structured with significant improvements to customary advisory agreements. The advisory agreement will have an initial term of five years and will be automatically renewed, subject to certain conditions, for one-year terms thereafter. Ashford Advisors will be entitled to a base management fee of 70 basis points of the total enterprise value of Ashford Prime, subject to a floor. Ashford Advisors will also be entitled to an incentive fee based on Ashford Prime’s total annual stockholder return outperformance compared to its defined peers. The advisory agreement has been structured to ensure close management alignment with stockholders. Additionally, insider ownership, directly or indirectly, together with related parties of approximately 21% of Ashford Prime will be significantly above the average lodging REIT insider ownership of 2% and establishes a clear and close alignment of management’s interest with

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stockholders. Ashford Trust will own 20% of Ashford Prime as a result of the 80% spin-off. A significant amount of the insider ownership and all of the external advisor’s ownership will be partnership units which will not have any voting power on matters voted on by stockholders. Unlike many privately held management advisors, Ashford Advisors will be a subsidiary of Ashford Trust, a publicly traded, NYSE listed company. Therefore, fees will be earned by the public company, rather than by individuals as is the case in many privately owned advisors. Upon completion of the Ashford Prime spin-off, the initial stockholders in Ashford Prime will own an interest in Ashford Advisors via their ownership of shares in Ashford Trust.
I’d also like to give you some more detail on the attractive corporate governance structure that Ashford Prime will implement. Ashford Prime will have a corporate governance structure that will provide transparency to investors and promote the long-term interests of stockholders. Some of the significant features of Ashford Prime’s corporate governance structure include:

•	The external advisor is owned by a publicly-traded company.

•	The board of directors will be elected annually. The board will have five of seven independent members, including an independent lead director.

•	Four of the independent directors, including the lead director, will have no prior affiliation with Ashford Trust.

•	The corporate governance policy requires that the board consist of at least two-thirds independent directors at all times when the chairman is not independent.

•	The charter provision and corporate governance policy address potential conflicts.

•	Ashford Prime has opted out of certain Maryland law antitakeover provisions.

•	There is no stockholder rights plan unless stockholders approve or ratify the plan.

•	The base management fee is calculated on a market-based total enterprise value.

•	The incentive fee is based upon total annual stockholder return outperformance compared to a peer group.

•	There is significant advisor and employee ownership that facilitates a significant alignment of interests with stockholders.

•	Voting power is concentrated in the hands of the investing public, rather than with the advisor or with insiders.

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Ashford Prime has filed a registration statement on Form 10 with the Securities and Exchange Commission with respect to the planned spin-off. The special distribution is anticipated to be declared toward the end of the third quarter of 2013; however, it remains subject to the SEC reviewing and declaring effective Ashford Prime’s registration statement, as well as the satisfaction of a number of other conditions, including receipt of third-party consents. We cannot be certain this distribution will proceed or proceed in a manner as currently anticipated.
That concludes our prepared remarks and we will now open it up for your questions.

Q&A

Ending – Monty Bennett

Thank you all for your participation on today’s call, and we look forward to speaking with you again on our next call.

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